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                                                                   Exhibit 23.1


                           [ERNST & YOUNG LETTERHEAD]




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated July 31, 1997, with respect to the audited financial statements and schedule of Flextronics International Ltd. as of March 31, 1996 and 1997 and for each of the three years in the period ended March 31, 1997, included in this Annual Report (Form 10-KA) for the fiscal year ended March 31, 1997, into (i) the Registration Statement on Form S-8 (File No. 33-78529) pertaining to the 1993 Share Option Plan, Executives' Share Option Scheme and Executives' Incentive Share Scheme of Flextronics International Ltd.; (ii) the Registration Statement on Form S-8 (File No. 33-89454) pertaining to Ordinary Shares authorized for issuance under the nCHIP, Inc. Amended and Restated 1988 Stock Option Plan which was assumed by Flextronics International Ltd. in connection with the acquisition of nCHIP, Inc.; and (iii) the Registration Statement on Form S-3 (File No. 333-20623) pertaining to the resale of certain outstanding Ordinary Shares.




/s/ ERNST & YOUNG
--------------------------------
ERNST & YOUNG
Certified Public Accountants


Singapore
September 29, 1997